                                                                    EXHIBIT 99.1

                     ECHOSTAR COMPLETES EARLY REDEMPTION OF
                           10 3/8 PERCENT SENIOR NOTES


ENGLEWOOD, COLO., OCT. 1, 2004 - EchoStar Communications Corporation (NASDAQ:
DISH) confirmed that effective Oct. 1, 2004, its subsidiary, EchoStar DBS Corporation, completed the previously announced redemption of all of its outstanding 10 3/8 percent Senior Notes due 2007. In accordance with the terms of the indenture governing the notes, the outstanding principal amount of $1 billion was repurchased three years early at 105.188 percent, for a total of approximately $1.052 billion.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in EchoStar Communications Corporation's Disclosure Regarding Forward-Looking Statements included in its recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and EchoStar Communications Corporation undertakes no obligation to update these forward-looking statements.

ABOUT ECHOSTAR
EchoStar Communications Corporation (NASDAQ: DISH) serves more than 10.1 million satellite TV customers through its DISH Network(TM) and is a leading U.S. provider of advanced digital television services. DISH Network's services include hundreds of video and audio channels, Interactive TV, HDTV, sports and international programming, together with professional installation and 24-hour customer service. EchoStar has been a leader for 24 years in satellite TV equipment sales and support worldwide. EchoStar is included in the Nasdaq-100 Index (NDX) and is a Fortune 500 company. Visit EchoStar's Web site at www.echostar.com or call 800-333-DISH (3474).

Investor Relations Contact: Jason Kiser, 303-723-2210, jason.kiser@echostar.com Press Contact: Steve Caulk, 303-723-2010, steve.caulk@echostar.com


                                       ###